Exhibit 23

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-61940) pertaining to the Methode Electronics, Inc. 401(k) Savings Plan, of our report dated October 16, 2002, with respect to the financial statements and schedules of Methode Electronics, Inc. 401(k) Savings Plan included in this Annual Report (form 11-K) for the year ended April 27, 2002.

                      /s/ Ernst & Young, LLP

Chicago, Illinois
October 23, 2002